EXHIBIT 10.88

TO:    Bayerische Vereinsbank
          Aktiengesellschaft
          Frankfurt Branch

GUARANTEE



For valuable consideration, and to induce Bayerische Vereinsbank Aktiengesellschaft, Munich, Federal Republic of German and/or any of its offices and branches ("Bank"), to grant or continue to grant overdraft credit facilities or other credit or banking facilities ("Credit") from time to time as it may deem fit and at its discretion to Wibau Astec GmbH ("Borrower") the undersigned Astec
Industries, Inc. ("Guarantor") hereby unconditionally guarantees and promises that all obligations (including principal, interest and charges) at any time owing by the Borrower to the Bank in respect of such Credit will be promptly paid in full when due (at stated maturity, by acceleration or otherwise).

The liability of the Guarantor under this Guarantee shall not exceed at anyone time the sum of DM 5,000,000 (Deutsche Mark five million), plus all interest, cost and fees upon the Credit or upon such part thereof as shall not exceed the foregoing limitation. Notwithstanding the foregoing the Bank may permit the Credit of the Borrower to exceed Guarantor's liability.

This is a continuing guarantee. The Guarantor consents that without notice to it the maturity of any obligation of the Borrower may be renewed or the terms thereof waived or varied, or any collateral or other security therefore may be released, exchanged or otherwise dealt with, all as the bank may determine. The
Guarantor agrees that its liability hereunder shall be unconditional irrespective of any circumstances which might otherwise constitutes a discharge of a surety or guarantor, and waives diligence, presentment, protest and all notices and demands whatsoever, including notice of acceptance of this Guarantee or of any extension of credit and any requirement that any right or power be exhausted or any action be taken against the Borrower or against any collateral or other security held by the Bank.

The Guarantor agrees that all payments (whether of principal, interest or otherwise) to be made by it hereunder shall be made to the Bank at its Head Office in Munich in the legal currency of the Federal Republic of Germany. All payments (whether of principal, interest or otherwise) to be made by the Guarantor to the Bank hereunder shall be made free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, restrictions or conditions of any nature now or hereinafter imposed by any governmental authority in any jurisdiction or any political subdivision or banking authority thereof or therein. If at any time any applicable law requires the Guarantor to make any such deduction or withholding from any such payment, the sum due from the Guarantor in respect of such payment shall be increased to the extent necessary to insure that, after the making of such deduction or withholding, the Bank receives a net sum equal to the sum which it would have received if no such deduction or withholding had been required to be made.

No payment by the Guarantor hereunder shall entitle the Guarantor, by subrogation to the rights of the Bank or otherwise, to any payment by the Borrower or out of the property of the Borrower, except after payment in full of all obligations (whether or not guaranteed hereby) which may be or become payable by the Borrower to the Bank. The Bank's statement of account shall represent conclusive proof of the claim of the Bank against the Borrower, except for manifest error.

The obligations of the Guarantor hereunder shall not be affected by the receipt by the Bank of the proceeds of any collateral or other security held by the Bank. In case at any time the Bank shall be required for any reason to repay any amount received by it from the Borrower or from any collateral or other security held by the Bank on account of any obligation guaranteed hereby, then the liability of the Guarantor in respect of such obligation shall be restored. The Guarantor's liability hereunder shall not be affected by termination of its position as partner or shareholder of the Borrower.

The Guarantor shall pay all taxes (including stamp taxes and registration fees) imposed in the United States with respect to this Guarantee, and the obligation of the Guarantor to pay such amount shall survive the discharge of the other obligations of the Guarantor hereunder.

This Guarantee shall be valid until receipt by the Bank of written notice of cancellation of this Guarantee by guarantor. The effect of any such termination shall be prospective only.

This Guarantee shall be governed by the law of the State of New
York of the United States of America.

In connection with any dispute which may arise under this Guarantee the Guarantor hereby irrevocably submits to consents to and waives any objection to the jurisdiction of the courts of the State of New York located in the County of New York and of the United States District Court for the Southern District of New York or at the Bank's option to the Courts of any jurisdiction in which the Guarantor or any of its assets may be located and waives any objection to the laying of such venue in such court. The Guarantor admits that any such disputes may be resolved at least as conveniently in such a court as in any other court and will not seek dismissal or a change of venue on the ground that resolution of such a dispute in any such court is not convenient or in the interest of justice.



IN WITNESS thereof, the undersigned has caused this instrument to be duly executed by its proper officers this 16th day of January , 1995.



Astec Industries, Inc.
By:  /s/ Albert E. Guth